UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 11, 2008

Bimini Capital Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                       DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 11, 2008, Mr. Buford H. Ortale resigned from the Board of Directors (the “Board”) of Bimini Capital Management, Inc. (the “Company”).  As a result of Mr. Ortale’s resignation, the size of the Board has been reduced to five directors, three of which are independent directors, and Mr. Kevin L. Bespolka has been appointed as Chair of the Board’s Corporate Governance and Nominating Committee.

In addition, the Board has approved a reduction in the compensation payable to non-employee directors of the Company.  As of the date of the Company’s 2008 Annual Meeting of Stockholders, the annual retainer for non-employee directors will be reduced to $70,000.00 and may be payable in cash or shares of the Company’s Class A Common Stock, par value $0.001 per share, at the election of each director.  The additional retainers payable in respect of serving as chairperson of a committee of the Board or as lead independent director remain unchanged.

ITEM 7.01.                       REGULATION FD DISCLOSURE

On January 17, 2008, the Company issued the press release attached hereto as Exhibit 99.1.  The information furnished under this “Item 7.01 Regulation FD Disclosure,” including the exhibits related hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

ITEM 9.01.	EXHIBITS.

(d)	Exhibits

Exhibit 99.1 – Press Release of Bimini Capital Management, Inc.dated January 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2008	BIMINI CAPITAL MANAGEMENT, INC.

	By:	/s/ Jeffrey J. Zimmer
Jeffrey J. Zimmer
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.

99.1	Press Release of Bimini Capital Management, Inc.dated January 17, 2008